EXHIBIT 4.2
FIFTH SUPPLEMENTAL INDENTURE
5.75% SENIOR NOTES DUE 2025
This Supplemental Indenture, dated as of March 13, 2020 (this “Supplemental Indenture” or “Guarantee”), among AH Management, Inc., AKS Investments, Inc., AK Steel Corporation, AK Steel Holding Corporation, AK Steel Properties, Inc., AK Tube LLC, Mountain State Carbon, LLC, PPHC Holdings, LLC, SNA Carbon, LLC (the “Additional Guarantors”), Cleveland-Cliffs Inc. (f/k/a Cliffs Natural Resources Inc.) (together with its successors and assigns, the “Company”), and U.S. Bank National Association, as Trustee (the “Trustee”) under the Indenture referred to below.
WITNESSETH:
WHEREAS, the Company, the Guarantors party thereto and the Trustee have heretofore executed and delivered an Indenture, dated as of February 27, 2017, as supplemented by that certain First Supplemental Indenture, dated as of August 7, 2017, among the Company, the Guarantors party thereto, and the Trustee, that certain Second Supplemental Indenture, dated as of September 29, 2017, among the Company, the Guarantors party thereto, and the Trustee, that certain Third Supplemental Indenture, dated as of October 27, 2017, among the Company, the Guarantors party thereto, and the Trustee, and that certain Fourth Supplemental Indenture, dated as of August 27, 2018, among the Company, the Guarantor party thereto, and the Trustee (as so supplemented, the “Indenture”), providing for the issuance of an aggregate principal amount of $1,075,000,000 of 5.75% Senior Notes due 2025 of the Company (the “Notes”);
WHEREAS, Section 3.08 of the Indenture provides that, after the Issue Date, the Company is required to cause certain direct or indirect Subsidiaries of the Company to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will unconditionally guarantee, on a joint and several basis with the other Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on the Notes on an unsecured basis; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Additional Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
ARTICLE 1
Definitions
Section 1.01 Defined Terms.
As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
ARTICLE 2
Agreement to be Bound; Guarantee
Section 2.01 Agreement to be Bound. The Additional Guarantors hereby become parties to the Indenture as Guarantors and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The Additional Guarantors agree to be bound by all of the provisions of the Indenture applicable to an Additional Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.
Section 2.02 Guarantee. The Additional Guarantors agree, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Obligations pursuant to Article 10 of the Indenture on an unsecured basis.

ARTICLE 3
Miscellaneous
Section 3.01 Notices. All notices and other communications to the Additional Guarantors shall be given as provided in the Indenture to the Additional Guarantors, at their respective addresses set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

AH Management, Inc.
c/o	Cleveland-Cliffs Inc.
200 Public Square, Suite 3300
Cleveland, Ohio 44114
Attention: James Graham, Executive Vice President, Chief Legal Officer & Secretary

AKS Investments, Inc.
c/o	Cleveland-Cliffs Inc.
200 Public Square, Suite 3300
Cleveland, Ohio 44114
Attention: James Graham, Executive Vice President, Chief Legal Officer & Secretary

AK Steel Corporation
c/o	Cleveland-Cliffs Inc.
200 Public Square, Suite 3300
Cleveland, Ohio 44114
Attention: James Graham, Executive Vice President, Chief Legal Officer & Secretary

AK Steel Holding Corporation
c/o	Cleveland-Cliffs Inc.
200 Public Square, Suite 3300
Cleveland, Ohio 44114
Attention: James Graham, Executive Vice President, Chief Legal Officer & Secretary

AK Steel Properties, Inc.
c/o	Cleveland-Cliffs Inc.
200 Public Square, Suite 3300
Cleveland, Ohio 44114
Attention: James Graham, Executive Vice President, Chief Legal Officer & Secretary

AK Tube LLC
c/o	Cleveland-Cliffs Inc.
200 Public Square, Suite 3300
Cleveland, Ohio 44114
Attention: James Graham, Executive Vice President, Chief Legal Officer & Secretary

Mountain State Carbon, LLC
c/o	Cleveland-Cliffs Inc.
200 Public Square, Suite 3300
Cleveland, Ohio 44114
Attention: James Graham, Executive Vice President, Chief Legal Officer & Secretary

PPHC Holdings, LLC
c/o	Cleveland-Cliffs Inc.
200 Public Square, Suite 3300
Cleveland, Ohio 44114
Attention: James Graham, Executive Vice President, Chief Legal Officer & Secretary

SNA Carbon, LLC
c/o	Cleveland-Cliffs Inc.
200 Public Square, Suite 3300
Cleveland, Ohio 44114
Attention: James Graham, Executive Vice President, Chief Legal Officer & Secretary

Section 3.02 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.
Section 3.03 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
Section 3.04 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
Section 3.05 Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee shall not be responsible for and makes no representation or warranty as to the validity, execution, or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.
Section 3.06 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.
Section 3.07 Headings. The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
Section 3.08 Execution, Delivery and Validity. The Company and the Additional Guarantors each represent and warrant to the Trustee that this Supplemental Indenture has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, receivership, administration, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

AH MANAGEMENT INC., as a Guarantor

By:	/s/ Celso L. Goncalves, Jr.
Name: Celso L. Goncalves, Jr.
Title: Treasurer

AKS INVESTMENTS, INC., as a Guarantor

By:	/s/ Celso L. Goncalves, Jr.
Name: Celso L. Goncalves, Jr.
Title: Treasurer

AK STEEL CORPORATION, as a Guarantor

By:	/s/ Celso L. Goncalves, Jr.
Name: Celso L. Goncalves, Jr.
Title: Vice President, Treasurer

AK STEEL HOLDING CORPORATION, as a Guarantor

By:	/s/ Celso L. Goncalves, Jr.
Name: Celso L. Goncalves, Jr.
Title: Vice President, Treasurer

AK STEEL PROPERTIES, INC., as a Guarantor

By:	/s/ Celso L. Goncalves, Jr.
Name: Celso L. Goncalves, Jr.
Title: Treasurer

AK TUBE LLC, as a Guarantor

By:	/s/ Celso L. Goncalves, Jr.
Name: Celso L. Goncalves, Jr.
Title: Treasurer

[Fifth Supplemental Indenture - 5.75% Senior Notes due 2025]

MOUNTAIN STATE CARBON, LLC, as a Guarantor

By:	/s/ Celso L. Goncalves, Jr.
Name: Celso L. Goncalves, Jr.
Title: Vice President, Controller and Treasurer

PPHC HOLDINGS, LLC, as a Guarantor

By:	/s/ Celso L. Goncalves, Jr.
Name: Celso L. Goncalves, Jr.
Title: Treasurer

SNA CARBON, LLC, as a Guarantor

By:	/s/ Celso L. Goncalves, Jr.
Name: Celso L. Goncalves, Jr.
Title: Treasurer

CLEVELAND-CLIFFS INC.

By:	/s/ Keith A. Koci
Name: Keith A. Koci
Title:Executive Vice President, Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Elizabeth A. Thuning
Name: Elizabeth A. Thuning
Title: Vice President

[Fifth Supplemental Indenture - 5.75% Senior Notes due 2025]